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                                                                    EXHIBIT 11.1



                        FIDUCIARY CAPITAL PARTNERS, L.P.

                         STATEMENT OF COMPUTATION OF NET
                          INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT



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
                                                   For the Year Ended December 31,
                                                   -------------------------------

                                                1997             1996            1995
                                                ----             ----            ----
Net Investment Income                        $1,016,693      $  951,907      $2,037,186

Percentage Allocable to Limited Partners             99%             99%             99%
                                             ----------      ----------      ----------

Net Investment Income
    Allocable to Limited Partners            $1,006,526      $  942,388      $2,016,814
                                             ==========      ==========      ==========

Weighted Average Number of Limited
    Partnership Units Outstanding             1,288,211       1,395,138       1,513,503
                                             ==========      ==========      ==========

Net Investment Income
    Per Limited Partnership Unit             $      .78      $      .68      $     1.33
                                             ==========      ==========      ==========
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